CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY

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                                (Rule 14a-101)
                    Information Required In Proxy Statement
                           Schedule 14A Information
 Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act
 of 1934
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                               DESIGNS, INC.
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              (Name of Registrant as Specified In Its Charter)



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  (Name of Person(s) Filing Proxy Statement if other than the Registrant)




                                                              January 13, 1999



Dear Fellow Stockholder:

Seymour Holtzman is seeking your consent to remove, without cause, the members of your Board of Directors other than Stanley Berger and to replace them with his handpicked nominees. WE URGE YOU TO REJECT MR. HOLTZMAN'S SELF-INTERESTED SOLICITATION BY SIGNING, DATING AND RETURNING THE ENCLOSED BLUE REVOCATION CARD TODAY.

As you know, your Board has formed a Special Committee of independent outside directors for the purpose of maximizing the value of your shares through a sale of your company. Not a single member of management serves on the Special Committee. The Special Committee and its financial advisor, Shields & Company are aggressively seeking buyers for Designs. Shields & Co. has already sent offering materials to a number of potential acquirors, at their request.


WE BELIEVE THAT MR. HOLTZMAN'S CONSENT SOLICITATION WILL ONLY HINDER THE PROCESS OF FINDING A BUYER FOR DESIGNS. YOU SHOULD BE AWARE THAT THE NATION'S LEADING SHAREHOLDER VOTING ADVISORY SERVICE AGREES. On January 8, 1999, Institutional Shareholder Services ("ISS") recommended that its clients, including institutional investors, mutual funds and other fiduciaries, NOT CONSENT to Jewelcor's proposals. ISS stated that:

      "We believe that the independent committee thus far has taken the necessary steps to prepare the company for sale and is far enough along in the process that a board change might delay or hinder potential bids for the company," and "that shareholders will be best served by supporting the current board and letting the auction process continue uninterrupted."

ISS recommended that its clients simply discard Jewelcor's WHITE card; or, if they have already executed Jewelcor's White card, sign and date the BLUE card to REVOKE CONSENT.

               ELECTING MR. HOLTZMAN'S NOMINEES COULD CREATE A
                     POTENTIAL CONFLICT OF INTEREST AND
          PUT MR. HOLTZMAN IN A POSITION TO NEGOTIATE WITH HIMSELF

Mr. Holtzman has recently indicated his interest in making his own bid to acquire your company and requested that he be sent the same offering materials as other potential bidders. At the same time, Mr. Holtzman demanded that Designs remove its existing stockholder rights plan. This would enable Mr. Holtzman to gain control of your Company through a "creeping acquisition" without paying a premium to all stockholders.

We cannot know for sure whether Mr. Holtzman wants to gain control of the Board so that he can buy a controlling interest in your Company. HOWEVER, WE BELIEVE THAT IT IS CLEARLY INAPPROPRIATE FOR MR. HOLTZMAN'S SLATE OF NOMINEES TO SERVE ON YOUR BOARD, GIVEN HIS INTEREST AS A POTENTIAL BIDDER. The Special Committee is committed to maximizing the value of your shares in the near term through a sale of Designs. Turning over control of your Board to Seymour Holtzman, in light of his conflicting interests, is not in your best interest.


           DO NOT BE MISLED BY MR. HOLTZMAN'S SELF-SERVING TACTICS--
              ACT NOW TO PROTECT THE VALUE OF YOUR INVESTMENT!

We believe that Mr. Holtzman's attacks on the Special Committee's efforts are self-serving and misleading. You should be aware that Mr. Holtzman has rejected a good-faith offer by the Special Committee to appoint one of his nominees to the Board and the Special Committee to participate in the sale process and help evaluate offers to buy Designs. Instead he has opted to pursue his own interests -- at your expense.

            WE URGE YOU NOT TO SIGN JEWELCOR'S WHITE CONSENT CARD.
        BUT IT'S NOT TOO LATE, EVEN IF YOU HAVE ALREADY SIGNED A WHITE
       CONSENT CARD. YOU CAN REVOKE THAT CONSENT BY SIGNING, DATING AND
              RETURNING THE ENCLOSED BLUE REVOCATION CARD TODAY!

On behalf of the Board's Special Committee, I thank you for your continued trust and support.



Sincerely,

/s/ James G. Groninger

James G. Groninger
Chairman of the Special Committee


            IF YOU HAVE ANY QUESTIONS ABOUT GIVING YOUR REVOCATION
                    OF CONSENT, OR REQUIRE ANY ASSISTANCE,

                                PLEASE CALL:

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